Exhibit 99.1

NEWS RELEASE - for immediate release

Alexza Pharmaceuticals Announces Intent to Reacquire U.S. Rights

for ADASUVE® (loxapine) inhalation powder

Mountain View, California, October 30, 2015 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that it plans to reacquire the U.S. rights for ADASUVE® (loxapine) inhalation powder from Teva Pharmaceuticals USA, Inc., a subsidiary of Teva Pharmaceutical Industries Ltd., with an estimated target completion date of January 1, 2016. Alexza and Teva also plan to restructure the obligations under the outstanding note from Teva. Alexza and Teva are working on a transition agreement to continue product availability to patients and health care providers after the return of the rights to Alexza.

“ADASUVE is an effective product. There are considerable challenges in launching a hospital product, especially one as complex as ADASUVE. We appreciate the efforts that Teva has made to date and are looking forward to continuing to build the ADASUVE brand,” said Thomas B. King, Alexza President and CEO. “We remain confident in ADASUVE’s long-term commercial prospects and plan to work with Teva to effect a smooth transition. It is our intention to work diligently in 2016 to identify a new U.S. commercial partner for ADASUVE.”

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development, and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products and development pipeline are based on the Staccato® system, a hand-held inhaler designed to deliver a pure drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner. Active pipeline product candidates include AZ-002 (Staccato alprazolam) for the management of epilepsy in patients with acute repetitive seizures and AZ-007 (Staccato zaleplon) for the treatment of patients with middle of the night insomnia.

ADASUVE® is Alexza’s first commercial product and is currently available in 20 countries, approved for sale by the U.S. Food and Drug Administration, the European Commission and in several Latin American countries. Teva Pharmaceuticals USA, Inc., a subsidiary of Teva Pharmaceutical Industries Ltd., is Alexza’s current commercial partner for ADASUVE in the United States. Grupo Ferrer Internacional SA is Alexza’s commercial partner for ADASUVE in Europe, Latin America, the Commonwealth of Independent States countries, the Middle East and North Africa countries, Korea, Philippines and Thailand.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc. For more information about Alexza, the Staccato system technology or the Company’s development programs, please visit www.alexza.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability of Alexza and its partners to effectively and profitably commercialize ADASUVE, Alexza’s ability to secure a new U.S. commercial partner for ADASUVE and the terms of any such partnership, estimated product revenues and royalties associated with the sale of ADASUVE, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	Thomas B. King
President and CEO
+1 650 944 7900 (investors / media)
investor.info@alexza.com